UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 29, 2007 (May 22, 2007)

BEA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22369	77-0394711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2315 North First Street

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 22, 2007, the Compensation Committee of the Board of Directors of BEA Systems, Inc. (the “Company”) approved standard forms of equity award notices and agreements for use in connection with the Company’s 2006 Stock Incentive Plan. Such forms will be used for stock option grants to employees, including our Chief Executive Officer, Chief Financial Officer, other named executive officers and other Section 16 officers, as well as our directors, and for restricted stock unit grants to employees, including our Chief Executive Officer, Chief Financial Officer, other named executive officers and other Section 16 officers.

The forms are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference. The 2006 Stock Incentive Plan and a description thereof (which includes a description of the terms of the stock option and restricted stock unit award grants that will be made pursuant to the forms), are included in the Company’s Proxy Statement, dated June 12, 2006, for the 2006 Annual Meeting of Stockholders which has been filed with the Securities and Exchange Commission, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Notice of Grant of Stock Options and Option Agreement and BEA Systems, Inc. 2006 Stock Incentive Plan Non-Qualified Stock Option Agreement

10.2	BEA Systems, Inc. 2006 Stock Incentive Plan Notice of Restricted Stock Unit Award and BEA Systems, Inc. 2006 Stock Incentive Plan Restricted Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

	By:	/s/ Gordon C. Brooks
Date: May 29, 2007		Gordon C. Brooks
Senior Vice President, Finance and Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description
10.1	Notice of Grant of Stock Options and Option Agreement and BEA Systems, Inc. 2006 Stock Incentive Plan Non-Qualified Stock Option Agreement

10.2	BEA Systems, Inc. 2006 Stock Incentive Plan Notice of Restricted Stock Unit Award and BEA Systems, Inc. 2006 Stock Incentive Plan Restricted Stock Unit Award Agreement